As filed with the Securities and Exchange Commission on December 12, 2008

Registration No. 333-133481

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas

74-1492779

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12377 Merit Drive, Suite 1700, LB 82 Dallas, Texas (Address of Principal Executive Offices)	75251 (Zip Code)

EXCO Resources, Inc. Employees Savings Trust

North Coast Energy, Inc. Employees’ Profit Sharing Trust and Plan

(Full title of the plan)

William L. Boeing

Vice President, General Counsel and Secretary

12377 Merit Drive, Suite 1700, LB 82

Dallas, Texas 75251

(Name and address of agent for service)

(214) 368-2084

(Telephone number, including area code, of agent for service)

with copies of communications to:

Thomas H. Yang

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, Texas  75202

(214) 651-5545

(214) 200-0641 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

EXCO Resources, Inc. (the “Registrant”), is filing this Post-Effective Amendment No. 1 to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 filed on April 21, 2006 (File No. 333-133481) (the “Registration Statement”), with respect to shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the North Coast Energy, Inc. Employees’ Profit Sharing Trust and Plan (the “North Coast Plan”). The Registrant has since merged the North Coast Plan into the EXCO Resources, Inc. Employees Savings Trust (the “EXCO Plan”), effective January 1, 2008. No future awards will be made under the North Coast Plan. As of December 31, 2007, 249,697 shares (the “Carried-Over Shares”) of Common Stock remained available for offer and sale pursuant to the North Coast Plan under the Registration Statement. The Carried-Over Shares are hereby deregistered.

Contemporaneously with the filing of this Post-Effective Amendment No. 1, the Registrant is filing a new registration statement on Form S-8 to register for offer and sale the Carried-Over Shares under the EXCO Plan. The new registration statement adds the Carried-Over Shares to the shares of the Registrant’s Common Stock previously registered for issuance pursuant to the EXCO Plan under Registration Statement No. 333-133481.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of December, 2008.

EXCO RESOURCES, INC.

By:	/s/ Douglas H. Miller
Douglas H. Miller
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of December, 2008.

EXCO RESOURCES, INC. EMPLOYEES SAVINGS TRUST

By:	/s/ J. Douglas Ramsey
J. Douglas Ramsey
Trustee

Pursuant to the requirements of the Securities Act this registration statement has been signed below by the following persons and in the following capacities on the 12th day of December, 2008.

Signature	Title

*	Director
Jeffrey D. Benjamin

Director
Vincent J. Cebula

*	Director
Earl E. Ellis

Director
B. James Ford

*	Chairman and Chief Executive Officer
Douglas H. Miller	(Principal Executive Officer)

*	Director
Robert H. Niehaus

*	Director
Boone Pickens

Vice President, Chief Financial Officer and Treasurer
J. Douglas Ramsey	(Principal Financial Officer)

Director
Jeffrey S. Serota

Director
Rajath Shourie

*	Vice Chairman and President
Stephen F. Smith

*	Director
Robert L. Stillwell

Vice President, Chief Accounting Officer and Controller
Mark E. Wilson	(Principal Accounting Officer)

J. Douglas Ramsey, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of EXCO Resources, Inc. on behalf of each of the above-named officers and directors of the registrant on this 12th day of December, 2008, pursuant to the powers of attorney executed on behalf of such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ J. Douglas Ramsey
J. Douglas Ramsey
Attorney-in-fact